UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2006

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-121094 (1933 Act)	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 4, 2006, the Company announced that its board of directors had authorized a daily distribution of $0.0017123 per share for stockholders of record as of the close of business on each day of the period commencing on April 1, 2006 and ending on June 30, 2006.  At that time, the board of directors authorized the payment of these distributions after the end of the period. Subsequently, the Company’s board of directors authorized the payment of such distributions on a monthly basis rather than a quarterly basis.  Accordingly, the payment date for each record date in April 2006 will be in May 2006, the payment date for each record date in May 2006 will be in June 2006, and the payment date for each record date in June 2006 will be in July 2006, with such specific payment dates in each month to be determined by management of the Company. This action changes the payment dates but does not change the amount of the distributions on the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 4, 2006	COLE CREDIT PROPERTY TRUST II, INC
	By:	/s/ Blair D. Koblenz
	Name:	Blair D. Koblenz
	Title:	Executive Vice President and Chief Financial Officer